As filed with the Securities and Exchange Commission on September 13, 2011
File No. 001-35228

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Exelis Inc.
(Exact name of registrant as specified in its charter)

Indiana	45-2083813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1650 Tysons Boulevard, Suite 1700 McLean, Virginia (Address of Principal Executive Offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:
(703) 790-6300

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement filed as Exhibit 99.1 to this Registration Statement on Form 10 (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary — Summary Historical Combined Financial Data and Unaudited Pro Forma Condensed Combined Financial Data,” “Capitalization,” “Selected Historical Condensed Combined Financial and Other Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors — Risks Relating to Our Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions — Agreements with ITT and Xylem Related to the Spin-Off — Distribution Agreement — Indemnification” and “Description of Capital Stock — Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws That Could Delay or Prevent a Change in Control — Directors’ Duties and Liability” of the Information Statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Condensed Combined Financial and Other Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit
No.	Description

2.1	Form of Distribution Agreement among ITT Corporation, Xylem Inc. and Exelis Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of Exelis Inc.
3.2	Form of Amended and Restated By-Laws of Exelis Inc.
4.1	Form of Indenture between Exelis Inc. and Union Bank, National Association, as trustee.*
10.1	Form of Benefits and Compensation Matters Agreement among ITT Corporation, Xylem Inc. and Exelis Inc.*
10.2	Form of Tax Matters Agreement among ITT Corporation, Xylem Inc. and Exelis Inc.*
10.3	Form of Master Transition Services Agreement among ITT Corporation, Xylem Inc. and Exelis Inc.*
10.4	Form of Technology License Agreement among ITT Corporation, Xylem Inc. and Exelis Inc.*
10.5	Form of Exelis Inc. 2011 Omnibus Incentive Plan.*
10.6	Credit Agreement among Exelis Inc., the lenders party thereto, and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as lead managers and lead bookrunners.*
10.7	Special Retention and Employment Compensation Memorandum between Christopher C. Bernhardt and ITT Corporation, dated February 11, 2009.*
10.8	Special Retention and Employment Compensation Memorandum between Christopher C. Bernhardt and ITT Corporation, dated August 11, 2010.*
10.9	Non-Competition and Non-Solicitation Agreement between Christopher C. Bernhardt and ITT Corporation, dated August 11, 2010.*
21.1	Subsidiaries of Exelis Inc.
99.1	Information Statement, dated September 13, 2011.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Exelis Inc.

By:	/s/ David F. Melcher
Chief Executive Officer

Date: September 13, 2011